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                                                        Exhibit 23.1


                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Option Plan and Non-Statutory Stock Option of our report dated February 28, 1996, with respect to the consolidated financial statements of CoCensys, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                               ERNST & YOUNG LLP

Orange County, California
July 8, 1996